UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 19, 2015 (May 13, 2015)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 13, 2015. At the meeting, the Company’s stockholders voted on the proposals set forth below with the results as indicated.

Proposal One: Having received more than a majority of the votes cast at the meeting, each of the individuals named below was elected for a one-year term:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Tom C. Davis	51,032,899	23,279,827	179,006	12,583,084
Janet Hill	73,144,692	1,170,750	176,291	12,583,083
J. Wayne Mailloux	51,496,340	22,820,217	175,176	12,583,083
John R. Muse	51,451,761	22,864,347	175,626	12,583,082
Hector M. Nevares	73,160,504	1,154,351	176,876	12,583,085
Gregg A. Tanner	73,684,699	630,001	177,031	12,583,085
Jim L. Turner	50,513,425	23,800,334	177,973	12,583,084
Robert T. Wiseman	73,235,863	1,077,274	178,595	12,583,084

Proposal Two: The appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 was ratified, with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

86,149,113	658,759	266,944	0

Proposal Three: An advisory proposal on the Company’s executive compensation was approved, with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

69,728,339	4,539,762	223,627	12,583,088

Proposal Four: A stockholder proposal related to GMO reporting was not approved, with voting on the proposal as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

1,977,465	55,151,668	17,362,598	12,583,085

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 19, 2015	DEAN FOODS COMPANY

		By:	/s/ Marc L. Kesselman
Marc L. Kesselman Executive Vice President, General Counsel, Corporate Secretary and Government Affairs